Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CIRCOR International, Inc.:

We consent to the use of our report dated March 14, 2005, with respect to the consolidated balance sheets of CIRCOR International, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, and our report dated April 21, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004.

Our report dated April 21, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that CIRCOR International, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management identified a material weakness in internal control related to a deficiency in the Company’s procedures regarding the review of contractual shipping terms intended to ensure recognition of revenue in accordance with generally accepted accounting principles.

In addition, our report dated April 21, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph that states that CIRCOR International, Inc. acquired Mallard Control Company during 2004, and management excluded from its assessment of the effectiveness of CIRCOR International, Inc.’s internal control over financial reporting as of December 31, 2004, Mallard Control Company’s internal control over financial reporting associated with total assets of $13,479,000 and total revenues of $8,306,000 included in the consolidated financial statements of CIRCOR International, Inc. as of and for the year ended December 31, 2004. Our audit of internal control over financial reporting of CIRCOR International, Inc. also excluded an evaluation of the internal control over financial reporting of Mallard Control Company.

/s/ KPMG LLP

Boston, Massachusetts

May 23, 2005